FOR IMMEDIATE RELEASE	January 22, 2015
Contact: Susan Jordan
732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, January 22, 2015………..UMH Properties, Inc. (NYSE: UMH) announced today that it closed on the acquisition of Holly Acres manufactured home community located in Erie, Pennsylvania for $3,800,000. This all-age community contains a total of 141 developed homesites that are situated on approximately 40 total acres. The average occupancy for this community is approximately 96%. With this acquisition, UMH owns eighty-nine communities consisting of approximately 15,200 developed homesites.

Samuel A. Landy President, stated, “This high-quality community is located in the Marcellus and Utica Shale Region. This acquisition further demonstrates our ability to execute our growth plan. The property is well located and should maintain strong occupancy for the foreseeable future. We hope to continue to grow our portfolio throughout this region.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates eighty-nine manufactured home communities containing approximately 15,200 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, and Michigan. In addition, the Company owns a portfolio of REIT securities.

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